SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuan to ss. 240.14a-11(c) or ss. 240.14a-12.

                         UNITED FINANCIAL HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)
       -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

|X| No fee required
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     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration No.:
    (3)  Filing Party:
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

                         UNITED FINANCIAL HOLDINGS, INC.
                             333 Third Avenue North
                          St. Petersburg, Florida 33701
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 25, 2000
                         ------------------------------

         TO THE SHAREHOLDERS OF UNITED FINANCIAL HOLDINGS, INC.:

                  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Shareholders of United Financial Holdings, Inc., a Florida corporation (the "Company"), will be held at the United Bank Building, 333 Third Avenue North, Second Floor, St. Petersburg, Florida 33701, on April 25, 2000, at 4:30 p.m., local time, to act on the following matters:

                  1. To elect six directors as members of the Board of Directors of the Company.

                  2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for 2000.

                  3. To transact such other business as may properly come before the meeting or adjournment thereof.

                  Only shareholders of record at the close of business on March 20, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

         By Order of the Board of Directors

         Elizabeth C. Stiles
         Secretary

         St. Petersburg, Florida
         March 27, 2000

                         UNITED FINANCIAL HOLDINGS, INC.
                             333 Third Avenue North
                          St. Petersburg, Florida 33701
                         ------------------------------
                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 25, 2000
                         ------------------------------

                               GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of United Financial Holdings, Inc., a Florida corporation (the "Company"), of proxies to be voted at the 2000 Annual Meeting of Shareholders to be held on April 25, 2000, at 4:30 p.m. (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the United Bank Building located at 333 Third Avenue North, Second Floor, St. Petersburg, Florida 33701.

     At the Annual Meeting, shareholders will be asked to consider and vote on the election of six directors as members of the Board of Directors of the Company and to ratify the appointment of Grant Thornton LLP as the Company's auditors for 2000. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the Board of Directors' nominees for directors and FOR the ratification of Grant Thornton LLP as its auditors.

     The Board of Directors has fixed the close of business on March 20, 2000, as the record date (the "Record Date") for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of that date, the Company had issued and outstanding approximately 4,244,598 common shares, $0.01 par value per share ("Common Shares"). The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

     This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about March 27, 2000.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1999 ("1999 Annual Report"), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials. Shareholders are urged to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                VOTING SECURITIES

     Generally, each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election and will be excluded entirely from the vote.

     In order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the votes cast in favor of the action must exceed the votes cast opposing the action, unless the Company's Amended and Restated Articles of Incorporation or state law requires a greater number of votes. Therefore, abstentions and broker non-votes generally have no effect under Florida law.

     All abstentions with respect to any proposal coming before the Annual Meeting (other than the election of directors) will be counted as present for purposes of determining the existence of a quorum; but since it is neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions typically will have no impact on the outcome of the vote and will not be counted as a vote cast on any routine matter.

     In the event of a broker non-vote with respect to any matter coming before the meeting, the proxy will be counted as present for determining the presence of a quorum but will not be counted as a vote cast on any matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

                         ------------------------------

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of thirteen directors, five of whose term of office will expire at the Annual Meeting. The directors are divided into three classes, as nearly equal in number as possible. The directors are elected for three-year terms, which are staggered so that the terms of one-third of the directors expire each year. One nominee is standing for election as a Class I director and five of the current directors are standing for election as Class II directors of the Company to serve until the Annual Meeting of Shareholders for the year in which the term of the class of directors to which such director has been so nominated expires and until their successors have been duly elected and qualified.

     It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if so elected.

Nominees for Director

     The age of each nominee, his positions and offices with the Company and its subsidiaries, United Bank and Trust ("the Bank"), United Trust Company ("United Trust"), and Eickhoff, Pieper & Willoughby, Inc. ("EPW"), his term of office as a director, his business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to the nominees is as of March 20, 2000, except as otherwise stated.

                               Position
                               with the   Position with United Bank,   Director
Name of Nominee     Age  Class Company    United Trust or EPW          Since
------------------  ---  ----- ---------  -------------------------    --------
Ward J. Curtis, Jr. 53   II    Director,  Director of the Bank;        1995
                               Exec.      Chairman, CEO and
                               Vice       President of United Trust;
                               President  Director of EPW

Edward D. Foreman   56   II    Director   Director of the Bank;        1986
                                          Director of United Trust;
                                          Director of EPW

Ian F. Irwin        50   II    Director   Director of the Bank         1986

William B. McQueen  38   I     Director   Director of the Bank         1999
                               Nominee

Ronald R. Petrini   54   II    Director   Director of the Bank         1995

Harold J. Winner    50   II    Director,  President, COO of the Bank   1992
                               Executive
                               Vice
                               President

      Ward J. Curtis, Jr., Director and Executive Vice President of the Company since June 1995 and Chairman, Chief Executive Officer and President of United Trust since December 1997. From 1992 to 1995, Mr. Curtis was Managing Director of Trust and Investment Services for SEI Corporation. Mr. Curtis served as an officer of NationsBank (and predecessor companies) from 1977 until 1992.

      Edward D. Foreman, Director of the Company since 1986. Mr. Foreman has been a practicing attorney since 1972 in the St. Petersburg area.

      Ian F. Irwin, Director of the Company since 1986. Mr. Irwin has been the Chief Executive Officer of The Southeast Companies of Tampa Bay, Inc., a real estate development company since 1993.

      William B. McQueen, Director of the Bank since March 1999, has been President and CEO of Anderson-McQueen Company, funeral homes, since 1996. From 1989 to 1996 was a practicing attorney with the firm of Cohrs, McQueen & Ford in St. Petersburg.

      Ronald R. Petrini, Director of the Company since December 1995. Mr. Petrini has been President of Great Bay Distributors Inc., an Anheuser-Busch distributor in Pinellas County, since 1990.

      Harold J. Winner, Director of the Company and President of the Bank since 1992. Prior to joining the Company and the Bank, Mr. Winner served as Senior Vice President of Commercial Lending for Pioneer Savings Bank since 1987.

Other Existing Directors

     The age of each director, class as a director, positions and offices with the Company and its subsidiaries, the Bank, United Trust, and EPW, term of office as a director, business experience during the past five years or more, and additional biographical data is set forth below. The directors identified below as Class I have terms expiring at the annual meeting of the shareholders in 2002 and as Class III have terms expiring at the annual meeting of the shareholders in 2001. Information with respect to the directors is as of March 20, 2000, except as otherwise stated.

                                 Position
                                 with the   Position with United Bank, Director
Name                  Age  Class Company    United Trust or EPW        Since
-------------------   ---  ----- ---------  -------------------------  --------
Ronald E. Clampitt    55   I     Director   Director of the Bank       1986

David K. Davis, M.D.  76   III   Director   Vice Chairman of the Bank  1986

William A. Eickhoff   52   I     Director,  Chairman and Chief         1996
                                 Executive  Executive Officer of EPW;
                                 Vice       Director of United Trust
                                 President

Charles O. Lowe       62   I     Director   Director, Executive Vice   1995
                                            President of United Trust

Jack A. MaCris, M.D.  75   III   Director   Director of the Bank       1986

John B. Norrie        57   I     Director,  Director of the Bank       1986
                                 Chairman

Neil W. Savage        59   III   Director,  Director, Chairman and     1986
                                 Presdent   CEO of the Bank; Director
                                 and        of United Trust; Director
                                 CEO        of EPW

John B. Wier, Jr.     61   III   Director   Director of the Bank        1986

     Ronald E. Clampitt, Director of the Company since 1986. Mr. Clampitt has been a self-employed licensed mortgage broker, appraiser and contractor at various times since 1975.

     David K. Davis, M.D., Director of the Company and Vice Chairman of the Bank since 1986. Dr. Davis is a retired pathologist.

      William A. Eickhoff, Director and Executive Vice President of the Company since 1996 and Chairman and Chief Executive Officer of EPW since 1984.

      Charles O. Lowe, Director since June 1995 and Executive Vice President of United Trust since September 1995. Prior to joining the Company, Mr. Lowe served as Senior Vice President at NationsBank (and predecessor companies) from 1973 to 1995.

      Jack A. MaCris, M.D., Director of the Company since 1986. Dr. MaCris is a retired surgeon from the St. Petersburg area.

      John B. Norrie, Director of the Company since 1986 and Chairman since 1995. Mr. Norrie is co-founder and director of Precision Panel Products, Inc., a producer of custom cabinetry, since 1992 and was Chief Executive Officer of New Horizon Auto Body and Paint Supply Corp. until 1993.

      Neil W. Savage, Director, President and Chief Executive Officer of the Company since May 1986 and Chairman and Chief Executive Officer of the Bank since May 1986. Prior to joining the Company and the Bank, Mr. Savage was president and co-founder of the Bank of Florida Corporation, a St. Petersburg bank holding company and has been a general partner of Hamilton Partners, Ltd., a private investment partnership since 1969.

      John B. Wier, Jr., Director of the Company since 1986. Mr. Wier has been the President of Jack Wier, Jr. & Associates since 1974, a textile manufacturer representative firm.

Director Meetings and Committees

      During 1999, the Board of Directors of the Company held a total of nine meetings. In addition, certain directors attended meetings of standing committees. All directors except for Mr. Petrini attended at least 75% of the total number of meetings of the Board of Directors. All directors except Dr. MaCris attended at least 75% of the total number of meetings of the respective committees on which they serve. The committees of the Board of Directors consist of a standing Audit Committee, a Strategic Review Committee and a Compensation Committee.

      The Audit Committee of the Board of Directors met four times during 1999. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, reviewing the activities of the subsidiary Bank's examining committees, maintaining direct reporting responsibility and regular communication with the Company's internal auditors, reviewing the scope and results of the internal audit procedures of the Company and its subsidiary, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting. The Audit Committee is comprised of Ronald E. Clampitt, David K. Davis, Edward D. Foreman, Ian F. Irwin and John B. Wier, Jr.

     The  Strategic  Review  Committee of the Board of Directors met 11 times in
1999. The Strategic Review Committee meets regularly to consider and recommend to the full Board certain strategic actions the Company may consider taking from time to time. The Committee is also responsible for recommending to the Board of Directors nominees for election as director. The Strategic Review Committee is comprised of David K. Davis, Ian F. Irwin, Jack A. MaCris, John B. Norrie, Neil
W. Savage and John B. Wier.

     The Compensation Committee of the Board of Directors is a joint committee with the Board of Directors of the Bank. It met two times in 1999. The Compensation Committee is responsible for approving and recommending to the Board of Directors the compensation for officers of the Company with respect to base salary increases, annual incentive compensation and the design of the incentive compensation program for the coming fiscal year. The Committee also reviews certain benefits including the 401(k) and Employee Stock Ownership Plan ("ESOP") contribution levels available to employees of the Company. The Compensation Committee is comprised of David K. Davis, Edward D. Foreman, Ian F. Irwin, Jack A. MaCris, John B. Norrie, Neil W. Savage and John B. Wier.

Compensation of Directors

      All directors are paid $250 for each Board of Directors meeting attended. Non-employee directors are paid $250 for each committee meeting attended. Mr. Norrie receives an additional $24,000 per year for services rendered as Chairman of the Company and Dr. Davis receives an additional $10,000 per year for services rendered as Vice Chairman of the Bank. Additionally, non-employee directors are eligible for a bonus based on the profitability of the Company, up to 100% of Board and committee fees earned during the year. No other directors receive separate compensation for services rendered as a director.

                  The Board of Directors recommends a vote FOR
                         the election of all 6 nominees.

                        ------------------------------

                                   PROPOSAL II
                   APPROVAL AND RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Grant Thornton LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending December 31, 2000 and recommends that shareholders vote to ratify that appointment. Although submission of this matter to shareholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Ratification of the appointment will require that the votes cast in favor of ratification exceed those votes cast opposing ratification at a meeting where a quorum is present. Grant Thornton LLP is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting.

     The Board of  Directors  recommends  a vote FOR this proposal.

                               EXECUTIVE OFFICERS

      The executive officers of the Company, the Bank, United Trust and EPW, their ages, and officer positions with the Company, the Bank, United Trust, and EPW are set forth below:

                             Position
                             with the                  Position with the Bank,
Name                   Age   Company                   United Trust or EPW
--------------------   ----  ------------------------  -------------------------
Neil W. Savage         59    President and CEO         Chairman and CEO
                                                       of the Bank
Harold J. Winner       50    Executive Vice President  President and COO
                                                       of the Bank
Ward J. Curtis, Jr.    53    Executive Vice President  Chairman, CEO and
                                                       President of
                                                       United Trust
William A. Eickhoff    52    Executive Vice President  Chairman and CEO of EPW
Charles O. Lowe        62    -                         Executive Vice President
                                                       of United Trust
C. Peter Bardin        42    Senior Vice President     Senior Vice President
                             and Chief Financial       and Chief Financial
                             Officer                   Officer of the Bank
Cynthia A. Stokes      51    Senior Vice President     Executive Vice President
                                                       of the Bank
Susan L. Blackburn     41    -                         Senior Vice President
                                                       of the Bank
P. Dennis Barletta     47    Vice President            Vice President of the
                                                       Bank
John H. Pieper         56    -                         President of EPW

     Officers are elected annually by the respective Boards of Directors of the Company, the Bank, United Trust, and EPW to hold office until the earlier of their death, resignation, or removal.

     Set forth below is a description of the business experience during the past five years or more and other biographical information for the non-director executive officers identified above.

     C. Peter Bardin, Senior Vice President and Chief Financial Officer of the Company and the Bank since 1996 and Assistant Vice President and Controller of the Bank since 1989. Prior to joining the Company, Mr. Bardin was Vice President in the Accounting Division with Florida Federal Savings & Loan in St. Petersburg.

     Cynthia A. Stokes, Senior Vice President of the Bank since April 1989 and Executive Vice President of the Bank since 1992. Prior to joining the Bank, Ms. Stokes was Senior Vice President of Product Development and Central Operations with Florida Federal Savings & Loan in St. Petersburg.

     Susan L. Blackburn, Senior Vice President of the Bank since 1995. Prior to joining the Bank, Ms. Blackburn was a Senior Vice President with NationsBank in St. Petersburg.

     P. Dennis Barletta, Vice President of the Company and the Bank since September 1997. Prior to joining the Bank, Mr. Barletta was Director of Human Resources for Bisk Publishing Company from May 1997 to September 1997 and Human

Resources Manager at Invest Financial Corp. from November 1996 to January 1997. From March 1994 to September 1996, Mr. Barletta was Human Resources Director at John Harland (formerly OKRA Marketing) and from May 1993 to March 1994 was the Compensation and Benefits Manager at Fortune Bank.

     John H. Pieper, President and Senior Portfolio Manager of EPW since 1983. Mr. Pieper was also a Senior Vice President with First Florida Banks, Inc. until 1983.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation
     The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer and the four other highest compensated executive officers whose total compensation exceeded $100,000 for fiscal year 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation      Long-Term Compensation
                            -------------------------  -------------------------
                                                               Awards
                                                       -------------------------
                                                             Securities
                                            Other              Under-    All
                                            Annual  Restricted lying     Other
                                            Compen-  Stock     Options/  Compen-
Name and                                    sation   Award(s)  SARs      sation
Principal Position Year  Salary($) Bonus($) ($)(1)     ($)        (#)    ($)(5)
------------------ ----- --------- -------- -------- -------  -------  ---------
Neil W. Savage      1999 $ 144,980 $ 46,361 $ 7,252        0        0  $ 60,457
  President and     1998   140,080   44,582   7,088        0        0    83,507
  Chief Executive   1997   136,000   73,600   6,445        0  102,000    26,077
  Officer

Ward J. Curtis, Jr. 1999   129,678   70,000   3,792  286,085(2)     0    10,889
  Chairman,         1998   127,659        0   3,936  121,423        0     9,702
  Chief Executive   1997   129,395        0   4,736        0        0     8,983
  Officer and
  President of
  United Trust

William A. Eickhoff  1999  115,000   42,842       0   98,982(3)     0    16,957
  Chairman and Chief 1998  115,000   23,920   2,703   41,290        0    16,757
  Chief Executive    1997  115,000    9,000   3,301        0        0    14,522
  Officer of EPW

John H. Pieper       1999  115,000   42,842       0   98,982(4)     0    18,238
  President of EPW   1998  115,000   23.920     690   41,290        0    17,971
                     1997  115,000    9,000     615        0        0    15,715

Harold J. Winner     1999  100,320   28,996   3,312        0        0    16,264
  President of       1998   96,925   24,473   4,360        0        0    31,158
  the Bank           1997   94,100   66,030  27,583        0   57,000    35,998

(1) Includes board fees, personal usage of Company leased auto, personal usage of club membership and split dollar imputed income.

(2) Restricted stock awards for Mr. Curtis include 10,452 shares of Common Stock and 29,484 shares of Common Stock issued to Mr. Curtis in 1999 under a certain stock incentive plan for the acquisition of his interest in Fiduciary Services Corporation ("FSC") that were based on certain earnings of the Company in 1998 and achieving certain revenue goals in 1999. The closing market price on date of grant of these shares was $7.625 and $7.00 respectively per share.

(3) Restricted stock awards for Mr. Eickhoff include 2,940 shares of Common Stock and 7,350 shares of Common Stock issued to Mr. Eickhoff in 1999 under certain stock incentive programs entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1998 and achieving certain revenue goals in 1999. The closing market price on date of grant of these shares was $7.625 and $7.00 respectively per share.

(4) Restricted stock awards for Mr. Pieper include 2,940 shares of Common Stock and 7,350 shares of Common Stock issued to Mr. Pieper in 1999 under certain stock incentive programs entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1998 and achieving certain revenue goals in 1999. The closing market price on date of grant value of these shares was $7.625 and $7.00 respectively per share.

(5) Represents the Company's match of officer's 401(k) contribution, Company contribution to the ESOP and accrual for a prior salary continuation plan. The amount of such contribution and accruals during fiscal 1999 were as follows: Mr. Savage $4,300 (401(k)), $6,589 (ESOP), $49,568 (prior salary continuation plan); Mr. Curtis $4,300 (401(k)) and $6,589 (ESOP); Mr. Eickhoff $4,300 (401(k)), $6,589 (ESOP); Mr. Pieper $4,300 (401(k)),
      $6,589   (ESOP);   and  Mr.  Winner  $4,300   (401(k)),   $6,475   (ESOP).
      Additionally, the Company paid premiums on certain life insurance policies for the benefit of Mr. Eickhoff totaling $6,068 and for the benefit of Mr. Pieper totaling $7,349 during fiscal 1999.

Stock Options Granted

     The Company did not issue or grant any stock options to any Named Executive Officers during the fiscal year ended December 31, 1999.


Aggregated  Options  Exercises  in Last Fiscal Year and Fiscal  Year-End  Option
Values

      The following table provides information about the number and value of options held by the Named Executive Officers during the fiscal year ended December 31, 1998 regarding Option/SAR Exercises and Fiscal Year-End Option/SAR
Value:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                       Number of
                                       Securities        Value of
                   Shares              Underlying        Unexercised
                   Acquired            Unexercised       In-the-Money
                   on        Value     Options at        Options at
Name               Exercise  Realized  FY-Ended          FY-End(1)
-----------------  --------  --------  -------------     -----------------
                                       Exercisable/      Exercisable/
                                       Unexercisable     Unexercisable
                                       -------------     -----------------
Neil Savage.......  -0-        -0-       102,000/0            $0/0

Ward J. Curtis(2).  -0-        -0-          --                 --

William A.
Eickhoff(3).......  -0-        -0-          --                 --

John H.
Pieper(4).........  -0-        -0-          --                 --

Harold Winner.....  -0-        -0-        63,000/0            $0/0
--------------------

(1) For purposes of determining the values of the options held by the Named Executive Officers, the Company has used $6.6875 per share as the estimated fair market value for the Common Stock on December 31, 1999. The option value is based on the difference between the fair market value of the shares on December 31, 1999 and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

(2) Excludes 39,936 shares of Common Stock issued to Mr. Curtis in 1999 under a certain stock incentive plan as additional consideration for the acquisition of his interest in FSC that were based on certain earnings of the Company in 1998 and achieving certain revenue goals in 1999.

(3) Excludes 10,290 shares of Common Stock issued to Mr. Eickhoff in 1999 under a certain stock incentive program entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1998 and achieving certain revenue goals in 1999.

(4) Excludes 10,290 shares of Common Stock issued to Mr. Pieper in 1999 under a certain stock incentive program entered into in connection with the acquisition of his interest in EPW that were based on certain earnings of the Company in 1998 and achieving certain revenue goals in 1999.

Employment Contracts with Officers

     The Company, believing that the continued services and contributions of certain key executives is critical to the Company's prospects and in the best interest of its shareholders, has caused the Bank to enter into employment agreements with such executives under the terms and conditions set forth below.

     Neil W. Savage. Mr. Savage is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement for a term that began on October 17, 1997 and terminates as provided therein. Mr. Savage receives an annual salary of $144,980 with annual salary increases, is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time, and is provided the use of an automobile for company duties. Additionally, Mr. Savage is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. Mr. Savage's employment may be terminated upon disability or attaining age 65, at the election of Mr. Savage with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Mr. Savage's employment is terminated by the Company (other than for "just cause"), he is entitled to continue to receive compensation provided in his employment agreement for a period of 12 months.

      Harold J. Winner. Mr. Winner is employed as President of the Bank pursuant to an employment agreement for a term that began on December 4, 1997 and terminates as provided therein. Mr. Winner receives an annual salary of $100,320 with annual salary increases, is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time, and is provided the use of an automobile for company duties. Additionally, Mr. Winner is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. Mr. Winner's employment may be terminated upon disability or attaining age 65, at the election of Mr. Winner with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Mr. Winner's employment is terminated by the Company (other than for "just cause"), he is entitled to continue to receive compensation provided in his employment agreement for a period of 12 months.

      Ward J. Curtis, Jr. Mr. Curtis is employed as Chairman, Chief Executive Officer and President of United Trust pursuant to an employment agreement, as amended, for a term that began September 29, 1995 and terminates as provided therein. Mr. Curtis receives an annual salary of $129,678 is eligible to receive certain bonuses and is provided the use of an automobile for Company duties. Additionally, Mr. Curtis is entitled to participate in employee benefit plan maintained by the Bank and is entitled to receive benefits under the Trust Department Stock Option Plan, as amended (the "Trust Plan"). Mr Curtis' employment agreement contains a non-competition clause pursuant to which Mr. Curtis may not compete with or solicit customers from the Bank in Pinellas County during his employment and for a period of two years thereafter; provided, however, that such non-competition clause shall terminate after 2001 and may under certain circumstances terminate after 2000. Additionally, Mr. Curtis' employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the FSC Right of First Refusal Agreement dated September 25, 1995) occurs, the acquirer shall have certain rights with respect to Mr. Curtis' continued employment or termination thereof. Furthermore, pursuant to such amendment, except in the event of a Change of Control, Mr. Curtis shall have the right to buy out the last year of his non-compete agreement in exchange for a cash payment of $125,000. Mr. Curtis' employment agreement may be terminated upon disability, at the election of Mr. Curtis with six months notice, by the Bank for "just cause" or on or after December 31, 2000 by either party under certain circumstances.

      William A. Eickhoff. Mr. Eickhoff is employed as Chairman and Chief Executive Officer of EPW pursuant to an employment agreement, as amended, with EPW for a term that began on December 28, 1995 and terminates as provided therein. Mr. Eickhoff's salary is a portion of a salary pool that is the lesser of (i) $115,000 times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year or (ii) 15.5% of EPW revenues times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year; plus a bonus that shall be not less than $5,000 times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed on the last day of the calendar year. In addition, the agreement contains a non-competition clause pursuant to which Mr. Eickhoff may not compete with EPW in EPW's Trade Area (as defined therein) during the term of his employment. Mr. Eickhoff's employment may be terminated upon disability, by EPW for "just cause" and on or after December 31, 2002 by either party with three months notice. In addition, Mr. Eickhoff is eligible to participate in an employee benefit plan maintained by EPW and the Company and is eligible to receive benefits under the EPW Stock Option Plan, as amended (the "EPW Plan"). EPW is required to provide a minimum of $900,000 in life insurance to Mr. Eickhoff. Furthermore, Mr. Eickhoff's employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the EPW Right of First Refusal Agreement dated December 28, 1995) occurs prior to December 31, 2000, Mr. Eickhoff shall be paid his unearned employment bonus in an amount set forth in the amendment and such unearned bonus shall be paid in cash. The amendment also provides that in the event of a Change of Control, the acquiror shall have certain rights with respect to Mr. Eickhoff's continued employment or termination thereof. Finally, the amendment to Mr. Eickhoff's employment agreement provides that in the event he earns any bonus for the year 2000, such bonus shall be paid in cash or in the Company's stock (at the most recent ESOP price) at the option of Mr. Eickhoff.

      John H. Pieper. Mr. Pieper is employed as President of EPW pursuant to an employment agreement, as amended, with EPW for a term that began on December 28, 1995 and terminates as provided therein. Mr. Pieper's salary is a portion of a salary pool that is the lesser of (i) $115,000 times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year or (ii) 15.5% of EPW revenues times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year; plus a bonus that shall be not less than $5,000 times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed on the last day of the calendar year. In addition, the agreement contains a non-competition clause pursuant to which Mr. Pieper may not compete with EPW in EPW's Trade Area (as defined therein) during the term of his employment. Mr. Pieper's employment may be terminated upon disability, by EPW for "just cause" and on or after December 31, 2002 by either party with three months notice. In addition, Mr. Pieper is eligible to participate in an employee benefit plan maintained by EPW and the Company and is eligible to receive benefits under the EPW Stock Option Plan, as amended (the "EPW Plan"). EPW is required to provide a minimum of $900,000 in life insurance to Mr. Pieper.

Furthermore, Mr. Pieper's employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the EPW Right of First
Refusal Agreement dated December 28, 1995) occurs prior to December 31, 2000, Mr. Pieper shall be paid his unearned employment bonus in an amount set forth in the amendment and such unearned bonus shall be paid in cash. The amendment also provides that in the event of a Change of Control, the acquiror shall have certain rights with respect to Mr. Pieper's continued employment or termination thereof. Finally, the amendment to Mr. Pieper's employment agreement provides that in the event he earns any bonus for the year 2000, such bonus shall be paid in cash or in the Company's stock (at the most recent ESOP price) at the option of Mr. Pieper.

Other Compensatory Benefit Plans with Officers

      Neil W. Savage. The Bank has entered into a salary continuation agreement with Mr. Savage dated December 8, 1997 pursuant to which certain benefits will be paid to Mr. Savage, under certain situations following his termination, out of the Bank's general assets. Mr. Savage is entitled to receive a benefit in the amount of 60% of his final salary upon termination of his employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months. Alternatively, if Mr. Savage is terminated for reasons other than death, disability, "for cause" or following a change of control, Mr. Savage shall be paid 60% of his final salary multiplied by a vesting percentage set forth in Mr. Savage's agreement payable monthly for a term of 239 additional months.

      Harold J. Winner. The Bank has entered into a salary continuation agreement with Mr. Winner dated December 5, 1997 pursuant to which certain benefits will be paid to Mr. Winner, under certain situations following his termination, out of the Bank's general assets. Mr. Winner shall be entitled to receive benefits in the amount of 50% of his final salary upon termination of his employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months.
Alternatively, if Mr. Winner is terminated for reasons other than death, disability, "for cause" or following a change of control, Mr. Winner shall be paid 50% of his final salary multiplied by a vesting percentage set forth in Mr. Winner's agreement payable monthly for a term of 239 additional months.

Employee Benefit Plans

      Profit Sharing Plan. The Company has a defined contribution profit-sharing plan (the "Profit Sharing Plan") covering substantially all employees. Contributions are determined annually by the Board of Directors. The Company contributed $112,500, $110,000, and $99,996 for the years ended December 31, 1999, 1998, and 1997, respectively. The Profit Sharing Plan was amended in 1993 to include an ESOP provision. As of December 31, 1999, the ESOP owned 152,297 shares of the Company's Common Stock. During 1999, the ESOP purchased 17,500 shares on the open market.

      401(k) Plan. The Company sponsors a deferred compensation 401(k) plan (the "401(k) Plan") for the benefit of eligible full-time employees. The 401(k) Plan, which is voluntary, allows employees to contribute up to 10 percent of their total compensation (or a maximum of $10,000 as limited by federal regulations) on a pre-tax basis. The Company makes a matching contribution of 100 percent of the first $500 and 40 percent thereafter, up to the maximum amount allowed by the 401(k) Plan.

Stock Option Plan

      The Company adopted the United Financial Holdings, Inc. Stock Option and Incentive Compensation Plan (the "Plan") on November 18, 1997. Under the Plan, nonqualified stock options are granted to certain officers and directors identified in the Plan (the "Nonqualified Options") and incentive stock options are granted to certain officers named in the Plan (the "Incentive Options", and with the Nonqualified Options, the "Options"). The Plan is administered by a committee composed of members of the Strategic Review Committee of the Company (the "Committee") which does not have the authority to designate Eligible Persons (as defined in the Plan), Recipients (as defined in the Plan), or award any Options. All Eligible Persons, Recipients and all Options are designated in the Plan and its exhibits. The Committee has certain authority only to interpret, adopt, amend and rescind the Plan. Nonqualified Options are granted at a price equal to 100% of the Fair Market Value (as defined in the Plan) of the Company's Common Stock on the date of grant. Incentive Options are granted at a price equal to 100% of the Fair Market Value of the Company's Common Stock, except that any individual who possesses more than 10% of the combined voting power of all classes of stock of either the Company or its subsidiaries shall be granted an exercise price of 110% of the Fair Market Value on the date of the grant. All Options granted are subject to dilution adjustment for any increase or decrease in number based on the payment of a stock dividend, a subdivision or combination of shares or the reclassification of the Company's Common Stock. Options to purchase a total of 468,000 shares of Common Stock may be granted under the Plan. Upon adoption of the Plan, all of such Options were awarded, with directors receiving 156,000 Options and officers receiving 312,000 Options, none of which have been exercised and 29,631 of which have expired. The Options are exercisable for ten years from the date of grant, in accordance with a vesting schedule. Options granted to officers fully vest upon death, total disability or retirement. Otherwise, such Options vest over a seven year period. Options granted to directors fully vest upon grant. Options are forfeited upon termination as defined in the Plan.

      In addition to Options, cash awards may be granted to officers and directors identified in the Plan upon a Change of Control (as defined in the Plan). The cash awards are allocated two-thirds to officers and one-third to directors. The Plan establishes the maximum cash awards as 15% of the amount by which the net sales proceeds payable to the shareholders upon a Change of Control exceed the Return Amount (as defined in the Plan), which is an investment return on the Company's capital of 16.5% compounded since the formation of the Company in 1982. The pool available for cash awards, after the calculation, is allocated two-thirds to officers and one-third to directors and is further reduced by the value of Options and certain Salary Continuation Agreements (as defined in the Plan) in effect. The Plan further provides that if, on any Change of Control, payments to "disqualified persons" as defined in Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), constitute "excess golden parachute payments" within the meaning of such Code sections, no such payments will be made until the matter is submitted to the shareholders for vote and, before the Change of Control occurs, a sufficient percentage of the shareholders vote to approve the excess payments.

Stock Incentive Plan

     General. The United Financial Holdings, Inc. 1998 Stock Option Plan (the "1998 Plan") was adopted by the Company's Board of Directors on September 15, 1998. The 1998 Plan provides for incentives in the form of grants of options to purchase shares of the Company's Common Stock to key employees who contribute materially to the success and profitability of the Company.

      Administration. The 1998 Plan is to be administered by a committee appointed by the Board (or, if the Board does not appoint a committee, the Board shall constitute the committee) consisting solely of two or more directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code (the "Committee"). The Committee has full and exclusive authority to select the individuals to whom options will be granted, determine the type, size and terms and conditions of the options, construe and interpret, and make all other determinations necessary or advisable under the 1998 Plan. The Company's Board of Directors may appoint a different committee for the purpose of approving the grant of stock options to persons who are not subject to the requirements of Section 16(b) of the Exchange Act and
Section 16(m) of the Code.

      Shares. The maximum number of shares of Common Stock that may be subject to options granted under the 1998 Plan is 250,000. In the event of any change in capitalization of the Company, however, the Committee shall equitably adjust the number and class of shares with respect to which options may be granted, the number and class of shares which are subject to outstanding options previously granted and the price per share payable upon exercise of each option under the 1998 Plan. In addition, if any options expire or terminate without having been exercised, the unpurchased shares of Common Stock subject to such options shall again become available for grant under the 1998 Plan. Finally, to the extent deemed equitable and appropriate by the Board of Directors and subject to any required action by shareholders, any options will pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the options would have been entitled to receive in connection with any merger, consolidation, reorganization, liquidation or dissolution.

      Eligibility. The Committee may grant stock options to any employee, director, officer, consultant, or independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company. Only "employees" (persons employed on an hourly or salaried basis by the Company), however, are eligible to receive stock options that satisfy the requirements of Section 422 of the Code.

      Stock Options. The Committee, at its sole discretion, is authorized to grant to eligible persons options to purchase a specified number of shares of Common Stock at a stated price per share. During any calendar year, the Committee shall not grant to any eligible person options to purchase more than 25,000 shares of Common Stock. An option may be intended to qualify as an "incentive stock option" ("ISO") pursuant to the Code, or may be intended to be a nonqualified option ("NSO"). The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The aggregate fair market value, determined on the date of grant, of Common Stock with respect to which any ISO under the 1998 Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year may not exceed $100,000. The exercise price of a NSO shall be determined by the Committee on the date that the NSO is granted.

      Each option granted to a recipient is required to be evidenced by a written option agreement containing such terms and conditions consistent with the 1998 Plan as shall be established by the Committee. The Committee shall specify, in the option agreement, the vesting schedule applicable to each option. The Committee, in its sole discretion, may accelerate the vesting of any option at any time. An option is exercisable only to the extent it is vested according to the terms of the option agreement. Furthermore, an option is exercisable only if the issuance of Common Stock upon exercise would comply with applicable securities laws and would satisfy any additional conditions specified by the Committee in the option agreement.

      Each ISO shall expire on the earlier of 10 years from the date of grant or the date set by the Committee on the date of grant (the "ISO Expiration Date"), while each NSO shall expire on a date set by the Committee on the "date of grant" (as defined in the 1998 Plan), or, if no such date is set, 10 years from the date of grant (the "NSO Expiration Date" and with the "ISO Expiration Date", collectively the "Expiration Date"). Upon termination of a recipient's employment with the Company or service as a member of the Board of Directors for any reason other than death, "disability" (as defined in the 1998 Plan), retirement, involuntary termination, or for "cause" (as defined in the 1998
Plan), an option granted to the recipient will expire 30 days following the last day of the recipient's employment with the Company or service as a member of the Board of Directors, or, if earlier, the Expiration Date, unless the Committee sets an earlier or later expiration date on the date of grant or a later expiration date subsequent to the date of grant but prior to the 30th day following the recipient's last day of employment or service as a member of the Board of Directors.

      If a recipient dies or terminates his employment with the Company because of his disability, an ISO granted to the recipient shall expire on the one-year anniversary of the recipient's death or last day of employment, respectively, or if earlier, the ISO Expiration Date, unless the Committee sets an earlier expiration date on the date of grant. If a recipient dies or terminates his employment with the Company or ceases to serve as a member of the Board of Directors because of his disability, a NSO granted to the recipient will expire on the one-year anniversary of the recipient's last day of employment or service as a member of the Board of Directors, or, if earlier, the NSO Expiration Date, unless the Committee sets an earlier expiration date or a later expiration date subsequent to the date of grant, but prior to the one-year anniversary of the recipient's last day of employment or service as a member of the Board of Directors.

      If a recipient retires, or if the Company terminates the recipient's employment other than for cause, an ISO granted to the recipient shall expire 90 days following the last day of the recipient's employment, or, if earlier, the ISO Expiration Date, unless the Committee sets an earlier expiration date on the date of grant. If a recipient terminates his employment or ceases to serve as a member of the Board of Directors as a result of his retirement, or if the Company terminates the recipient's employment or service as a member of the Board of Directors other than for Cause, a NSO granted to the recipient will expire 90 days following the last day of the recipient's employment or service as a member of the Board of Directors, or, if earlier, the NSO Expiration Date, unless the Committee sets an earlier or later expiration date on the date of grant, or a later expiration date subsequent to the date of grant, but prior to 90 days following the recipient's last day of employment or service as a member of the Board of Directors. If the Company terminates the recipient's employment or removes the recipient from the Board of Directors for cause, any unexercised portion(s) of the recipient's options shall terminate upon the earlier of the occurrence of the event that constitutes cause or the last day the recipient is employed by the Company or serves as a member of the Board of Directors.

      Payment for shares of Common Stock purchased upon exercise of an option must be made in full at the time of purchase. Payment may be made in cash, by certified check, in the form of Common Stock having a fair market value equal to the exercise price (if permitted by the Committee), or by delivery of a notice instructing the Company to deliver the shares of Common Stock to a broker subject to the broker's delivery of cash to the Company equal to the exercise price. Additionally, the Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the recipient the funds needed by the recipient to exercise an option.

      The Board of Directors may alter, amend, or terminate the 1998 Plan without approval of the shareholders of the Company. Options may be granted under the 1998 Plan during the 10 year period beginning September 16, 1998.
The Company will bear the expenses of administering the 1998 Plan.

Other Stock Incentive Plans

      In connection with the acquisitions of FSC and EPW, the Company agreed to certain additional stock issuance programs. Pursuant to such programs, the Company has reserved 225,000 shares of Common Stock for issuance based on certain earnings-based criteria of United Trust and EPW. If such earnings criteria are met, such shares of common stock are issuable for no additional consideration. If all 225,000 of such shares of Common Stock are earned, then additional options to purchase Common Stock with an exercise price equal to $.01 per option share may be earned through 2000 by participants under the plans based on achieving certain earnings. As of December 31, 1999, a total of 30,215 shares of Common Stock have been issued and no options have been granted pursuant to such incentive stock plans. Generally, if a "change of control" of the Company occurs as defined in such programs, 92,778 of the 225,000 shares, less the number of such shares previously issued, that could be issued under such programs will be deemed earned and vest over a period of time ending in 2000. In addition, up to 90,000 shares of Common Stock have been reserved for issuance under such incentive stock plans based on consolidated revenues generated by United Trust and EPW. If such revenue criteria are met, such shares are issued by the Company to the participants for no additional consideration. As of December 31, 1999, 90,000 shares of Common Stock have been issued. Generally, if a "change of control" of the Company occurs as defined in the 90,000 share program, the remaining shares under such program will be deemed earned and vest immediately.

      On June 25, 1996, the Bank's Board of Directors adopted resolutions authorizing the grant of options to purchase shares of the Company's Common Stock to the following three employees: Harold J. Winner, Susan L. Blackburn and Laurence R. Fasan. Pursuant to such grants, Mr. Winner, Ms. Blackburn and Mr. Fasan received options to purchase 24,000, 15,000 and 15,000 shares of the Company's Common Stock, respectively. One-quarter of such options shall become available for exercise on January 1 of each year, beginning January 1, 1996 and ending January 1, 1999. Such options expire two years after the date on which they become available for exercise. Options to purchase 13,500 shares remained unexercised or unexerciseable as of December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Irwin Contracting, Inc. On December 4, 1998, Irwin Contracting, Inc., an affiliate of Mr. Irwin, entered into a construction contract in the amount of $375,000 to complete construction of 13 residential townhome units which comprise a portion of the Bank's REO at December 31, 1999. Irwin Contracting was the low bidder under a competitive bid process. Construction was completed in 1999.

     Certain Extensions of Credit. As of December 31, 1999, the following loans in excess of $60,000 to the Company's directors, executive officers and principal shareholders were outstanding: Mr. Clampitt, $413,850; Mr. Curtis, $102,942; Mr. Eickhoff, $93,159; Mr. Foreman, $110,200; Mr. Irwin and affiliated entities, $1,945,359; Mr. Lowe, $102,750; Dr. MaCris, $201,067; Mr. Norrie and
affiliated entities, $921,941; and Mr. Wier and affiliated entities, $970,183. Certain additional amounts are available to be borrowed by these individuals and other officers and directors under existing lines of credit and other arrangements. All of the foregoing extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time made for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

      The Company may engage in additional transactions with affiliates of the Company from time to time when its board of directors determines it is in the best interest of the Company to do so. The Company currently intends to continue to make available the extensions of credit referenced above. The Company believes that the transactions previously entered into by the Company with its affiliates, as well as those that may be undertaken with its affiliates in the future, have been and will continue to be on terms at least as favorable as those that could have been negotiated with unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of February 1, 2000, by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and officers as a group. Each of the holders listed below has sole voting power and investment power over the shares beneficially owned.

                                                  Shares          Percent
                                                  Beneficially    Of
Name of Directors and Executive Officers          Owned           Voting Shares
-----------------------------------------        --------------   ------------
Ronald E. Clampitt(1)........................        174,503          4.1%
David K. Davis, M.D.(2)......................        107,073          2.5%
Edward D. Foreman(3).........................         58,377          1.4%
Charles O. Lowe(4)...........................         75,593          1.8%
Jack A. MaCris, M.D.(5)......................        100,167          2.4%
John B. Norrie(6)............................        132,490          3.1%
William A. Eickhoff(7).......................         95,893          2.2%
Ronald R. Petrini(8).........................         10,776            *%
John B. Wier, Jr.(9).........................        292,367          6.9%
Ward J. Curtis, Jr.(10)......................        180,777          4.3%
Neil W. Savage(11)...........................        220,500          5.1%
Harold J. Winner(12).........................         86,295          2.0%
Claude C. Focardi(13)........................        442,659         10.6%
Ian F. Irwin(14).............................        271,128          6.4%
Cynthia A. Stokes(15)........................         53,274          1.3%
All directors and principal officers as a
 group (18 persons)(16)......................      2,359,744         50.6%
--------------------

*     Less than 1.0% of the shares of Common Stock outstanding.
(1) Includes 23,214 shares that may be acquired by exercise of options exercisable within 60 days and 51,015 shares held in a trust for which trust Mr. Clampitt serves as trustee.

(2) Includes 21,435 shares that may be acquired by exercise of options exercisable within 60 days and 85,638 shares held in Dr. Davis' individual retirement account.

(3) Includes 11,418 shares that may be acquired by exercise of options exercisable within 60 days.

(4)   Includes 49,998 shares held in Mr. Lowe's individual retirement account.

(5) Consists of shares owned by Dr. MaCris' wife, as to which Dr. MaCris disclaims beneficial ownership and includes 12,963 shares that may be acquired by exercise of options exercisable within 60 days.

(6) Includes 19,371 shares that may be acquired by exercise of options exercisable within 60 days.

(7) Includes 92,158 shares that may be acquired upon conversion of the Company's 8% convertible subordinated debentures issued in conjunction with the acquisition of EPW, which are held by a partnership for which Mr. Eickhoff is a general partner.

(8) Includes 1,365 shares that may be acquired by exercise of options exercisable within 60 days.

(9) Includes 24,165 shares that may be acquired by exercise of options exercisable within 60 days and 195,165 shares held in a trust for which trust Mr. Wier serves as trustee.

(10)  Includes 70,011 shares held in Mr. Curtis' individual retirement account.

(11) Includes 102,000 shares that may be acquired by exercise of options exercisable within 60 days, 51 shares held in Mr. Savage's individual retirement account and 117,996 shares held in a trust for which trust Mr. Savage serves as trustee.

(12) Includes 63,000 shares that may be acquired by exercise of options exercisable within 60 days and 8,115 shares held in Mr. Winner's individual retirement account.

(13) Includes 411,528 shares held in a trust for which trust Mr. Focardi serves as trustee.

(14) Includes 22,818 shares that may be acquired by exercise of options exercisable within 60 days and 109,566 shares held by a company for which Mr. Irwin is an officer and director and all of the stock of which is owned by a son of Mr. Irwin. Does not include 630 shares held by a partnership of which Mr. Irwin owns a limited partnership interest and is a shareholder of the corporate general partner; 62,706 shares held by a corporation for which Mr. Irwin is a director, officer and a twenty-five percent shareholder, the remaining equity interests of which are owned by his adult siblings and parents; 16,017 shares held in his wife's trust for which Mr. Irwin does not serve as trustee; and 19,464 shares held in trusts for the benefit of his children for which Mr. Irwin does not serve as trustee.

(15) Includes 37,500 shares that may be acquired by exercise of options exercisable within 60 days and 3,600 shares held in a trust for which trust Ms. Stokes serves as trustee.

(16) Includes an aggregate of 130,605 shares held in the director or principal officer's individual retirement account, an aggregate of 779,304 shares held in a trust for which trust the director, principal officer or principal shareholder serves as trustee, an aggregate of 393,036 shares that may be acquired by exercise of options exercisable within 60 days, an aggregate of 98,221 shares that may be acquired upon conversion of the Company's 8% convertible subordinated debentures issued in conjunction with the acquisition of EPW, 92,158 of which are held by a partnership for which Mr. Eickhoff and Mr. Pieper serve as partners, and shares owned by Ms. Blackburn as Custodian under the Florida Gift to Minors Act for Andrea Michele Vest (2,322 shares) and Roger Wayne Vest, Jr. (2,322 shares).


Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Exchange Act of 1934, as amended ("Exchange Act"), all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of a company which files reports pursuant to Section 12 of the Exchange Act are required to report the ownership of such common stock, options, and stock appreciation rights and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended December 31, 1999. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Shares except by the following individuals: Ronald E. Clampitt (1 Form 4, 2 transactions), Ward J.

Curtis, Jr. (3 Form 4s, 3 transactions), William A. Eickhoff (3 Form 4s, 4 transactions), John H. Pieper (2 Form 4s, 2 transactions), Charles O. Lowe (2 Form 4s, 2 transactions) and Neil W. Savage (1 Form 4, 1 transaction). In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the SEC.


                              SHAREHOLDER PROPOSALS

     Eligible shareholders who wish to present proposals for action at the 2001 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than February 23, 2001, for inclusion in next year's proxy statement and proxy card. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, owns at least 1% or $2,000 in market value of Common Shares and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 2001 Annual Meeting.


                               SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling, and mailing the Proxy Statement, the form of proxy, and the 1999 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.


                                  OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

By Order of the Board of Directors

ELIZABETH C. STILES
Secretary

St. Petersburg, Florida
March 27, 2000
                                      -21-

                         UNITED FINANCIAL HOLDINGS, INC.
                             333 Third Avenue North
                          St. Petersburg, Florida 33701
                                      PROXY
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Neil W. Savage and John B. Norrie, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of United Financial Holdings, Inc. ("United") held of record by the undersigned on March 20, 2000, at the annual meeting of shareholders to be held on April 25, 2000, or any adjournment thereof.
--------------------------------------------------------------------------------
1. ELECTION OF CLASS I       FOR all nominees          WITHHOLD AUTHORITY
   DIRECTORS                 listed below
--------------------------------------------------------------------------------
                            (except as marked to the   to vote for all nominees
                             contrary below)  |_|      listed  below  |_|
--------------------------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)
                          ELECTION OF CLASS I DIRECTORS
                               Ward J. Curtis, Jr.
                                Edward D. Foreman
                                  Ian F. Irwin
                               William B. McQueen
                                Ronald R. Petrini
                                Harold J. Winner
--------------------------------------------------------------------------------
2. Proposal to ratify the appointment of Grant Thornton L.L.P. as independent auditors of United for the fiscal year ending December 31, 2000.
      FOR  |_|                  AGAINST  |_|               ABSTAIN  |_|
--------------------------------------------------------------------------------
3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------
       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

       If no direction  is made,  this proxy will be voted for Proposal 1 and 2.
--------------------------------------------------------------------------------
       Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ____________________ 2000
                                                ________________________________
PLEASE MARK, SIGN, DATE, AND RETURN             Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE                               ________________________________
                                                Signature if held jointly